UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     September 7, 2005
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                         eRoomSystem Technologies, Inc.
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             (Exact name of registrant as specified in its charter)

          Nevada                      000-31037                   87-0540713
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(State or other jurisdiction         (Commission                (IRS Employer
       of incorporation)             File Number)            Identification No.)

     1072 Madison Ave., Lakewood, NJ                             08701
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   (Address of principal executive offices)                   (Zip Code)

 Registrant's telephone number, including area code:      (732) 730-0116
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                                 Not Applicable
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 Registrant's Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement

      On September 7, 2005, eRoomSystem Technologies, Inc. (the "Company"), along with its wholly owned subsidiary eRoomSystem Services, Inc. ("eRoomServices"), entered into an Asset Purchase Agreement (the "Agreement") with Identica Corp., a company organized under the laws of Ontario, Canada ("Identica"). Pursuant to the Agreement, Identica has purchased certain assets of eRoomServices. Specifically, the assets consist of furniture and computer equipment held by eRoomServices, as well as the Company's web technologies package utilized by the Company's personnel to which the Company retained a perpetual license.

      The Agreement provides that Identica will pay the sum of sixty thousand ($60,000) dollars for the assets, which amount is evidenced by a one-year note bearing interest at the rate of eight percent (8%) per annum, compounded monthly (the "Note"). Under the terms of the Note, Identica will make seven (7) principal and interest payments in the amount of $9,098 per month, commencing on the six-month anniversary of the Note.

      In addition, the Company and Identica have entered into a Professional Services and Support Agreement (the "Services Agreement") whereby Identica will employ the technical personnel of eRoomServices. In conjunction therewith, eRoomServices will continue to be responsible, for a period of six (6) months from the date of the Agreement for all expenses less seven thousand ($7,000)
dollars per month related to such technical personnel. Commencing on the six-month anniversary of the Agreement, Identica shall be solely responsible for the Company's technical support as well as all fixed and variable expenses associated with the technical personnel and the Salt Lake City facility, including the existing real property lease which Identica has agreed to assume. The terms of the Services Agreement provide that Identica shall, at all times, ensure that the Company receives first priority with respect to the ongoing maintenance of the Equipment by the technical personnel.

      eRoomServices will continue to exist as a wholly owned subsidiary of the Company and all existing contracts by and between eRoomServices and its hotel clients shall remain outstanding.

      Previously, on May 23, 2005, the Company loaned Identica the sum of one hundred fifty thousand ($150,000) dollars pursuant to a twenty-five (25) promissory note which is non-interest bearing for the initial twenty-four (24) months, then interest bearing at the rate of ten percent (10%) per annum. In addition, Identica issued the Company a warrant to purchase 1,000,000 shares of common stock at an exercise price of $0.15 per share for a period of five (5) years. Further, the Company purchased one million six hundred sixty-six thousand six hundred and sixty-seven (1,666,667) shares of common stock of Identica, which equates to ten percent (10%) of the issued and outstanding common stock of Identica on a fully-diluted basis, for the sum of ten thousand ($10,000) dollars.

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Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

The following is being filed as an exhibit to this Current Report on Form 8-K.

1. Asset Purchase Agreement, including schedules thereto, dated September 7, 2005 by and between eRoomSystem Technologies, Inc. and eRoomSystem Services, Inc., on the one hand, and Identica Corp., on the other hand.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      EROOMSYSTEM TECHNOLOGIES, INC.
                                      (Registrant)

Date:  September 13, 2005
                                      By: /s/ David A. Gestetner
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                                      David A. Gestetner
                                      Its: Chief Executive Officer and President

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